EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 8)*

Xerox Corporation
(Name of Issuer)

Common Stock, $1 par value
(Title of Class of Securities)

984121 60 8
(CUSIP Number)

Jesse Lynn, Esq.
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

February 12, 2018
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
High River Limited Partnership

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
4,691,218

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
4,691,218

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
4,691,218

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.84%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Hopper Investments LLC

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
4,691,218

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
4,691,218

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
4,691,218

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.84%

14 TYPE OF REPORTING PERSON
OO

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Barberry Corp.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
4,691,218

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
4,691,218

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
4,691,218

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.84%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Icahn Partners Master Fund LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
7,634,314

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
7,634,314

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
7,634,314

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
3.0%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Icahn Offshore LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
7,634,314

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
7,634,314

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
7,634,314

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
3.0%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Icahn Partners LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
11,130,555

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
11,130,555

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11,130,555

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
 4.37%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Icahn Onshore LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
11,130,555

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
11,130,555

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11,130,555

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
4.37%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Icahn Capital LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
18,764,869

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
18,764,869

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
18,764,869

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.37%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
IPH GP LLC

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
18,764,869

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
18,764,869

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
18,764,869

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.37%

14 TYPE OF REPORTING PERSON
OO

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Icahn Enterprises Holdings L.P.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
18,764,869

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
18,764,869

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
18,764,869

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.37%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Icahn Enterprises G.P. Inc.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
18,764,869

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
18,764,869

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
18,764,869

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.37%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Beckton Corp.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
18,764,869

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
18,764,869

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
18,764,869

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.37%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 984121 60 8

1 NAME OF REPORTING PERSON
Carl C. Icahn

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
United States of America

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
23,456,087

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
23,456,087

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
38,778,428*

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
15.2%*

14 TYPE OF REPORTING PERSON
IN
* Includes 15,322,341 Shares beneficially owned by Darwin Deason and his affiliates (including 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates). As previously disclosed, the Reporting Persons have agreed to act in concert with Mr. Deason and his affiliates with respect to certain matters, and as a result, the Reporting Persons and Mr. Deason and his affiliates have formed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"). The group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) all of the Shares beneficially owned by the Reporting Persons and all of the Shares beneficially owned by Mr. Deason and his affiliates. However, the Reporting Persons expressly disclaim beneficial ownership of the 15,322,341 Shares beneficially owned by Mr. Deason and his affiliates (including the 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates). Mr. Deason and his affiliates expressly retain sole voting and dispositive power over such Shares, and the Reporting Persons have neither sole nor shared voting or dispositive power over such Shares. Mr. Deason and his affiliates have filed a separate Schedule 13D with respect to their interests.

SCHEDULE 13D

Item 1.  Security and Issuer

This statement constitutes Amendment No. 8 to the Schedule 13D relating to the shares of Common Stock, $1 par value ("Shares"), issued by Xerox Corporation (the "Issuer"), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on November 23, 2015 (as previously amended, the "Schedule 13D"), to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.  Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended to add the following:

On February 12, 2018, Carl Icahn issued a joint statement with Darwin Deason regarding the Issuer, a copy of which is filed herewith as an exhibit and incorporated herein by reference (the "Joint Statement").

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BETWEEN XEROX CORPORATION AND FUJIFILM HOLDINGS CORPORATION (THE "TRANSACTION") AND/OR FOR USE AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS OF XEROX CORPORATION (THE "ANNUAL MEETING") WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE TRANSACTION AND/OR THE ANNUAL MEETING WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2018.

Item 5.  Interest in Securities of the Issuer

Items 5(a) and (b) of the Schedule 13D are hereby amended by replacing them in their entirety with the following:

(a) The Reporting Persons may be deemed to beneficially own, in the aggregate, 23,456,087 Shares, representing approximately 9.21% of the Issuer's outstanding Shares (based upon the 254,586,109 Shares stated to be outstanding as of September 30, 2017 by the Issuer in the Issuer's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the Securities and Exchange Commission on October 30, 2017).

As previously disclosed, the Reporting Persons have agreed to act in concert with Mr. Deason and his affiliates with respect to certain matters, and as a result, the Reporting Persons and Mr. Deason and his affiliates have formed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"). The group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) all of the Shares beneficially owned by the Reporting Persons and all of the Shares beneficially owned by Mr. Deason and his affiliates. Such group may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act), in the aggregate, 38,778,428 Shares (including 6,741,572 Shares issuable upon the conversion of 180,000 Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates), constituting approximately 15.2% of the Issuer's outstanding Shares (based upon the 254,586,109 Shares stated to be outstanding as of September 30, 2017 by the Issuer in the Issuer's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the Securities and Exchange Commission on October 30, 2017). However, the Reporting Persons expressly disclaim beneficial ownership of the 15,322,341 Shares beneficially owned by Mr. Deason and his affiliates (including the 6,741,572 Shares issuable upon the conversion of 180,000 shares of Xerox Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, owned by Mr. Deason and his affiliates). Mr. Deason and his affiliates expressly retain sole voting and dispositive power over such Shares, and the Reporting Persons have neither sole nor shared voting or dispositive power over such Shares. Mr. Deason and his affiliates have filed a separate Schedule 13D with respect to their interests.

(b) High River has sole voting power and sole dispositive power with regard to 4,691,218 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 7,634,314 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 11,130,555 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the "Act") the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

Item 5(c) of the Schedule 13D is herby amended by the addition of the following:

(c) The following table sets forth all transactions with respect to Shares effected during the past sixty (60) days by any of the Reporting Persons. Except as otherwise noted below, all such transactions were sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

Name of Reporting Person	Date of Transaction	Amount of Securities	Price Per Share
High River Limited Partnership	01/31/2018	(131,500.00)	$ 35.05
High River Limited Partnership	02/01/2018	(99,874.00)	33.76
High River Limited Partnership	02/02/2018	(906.00)	32.50
High River Limited Partnership	02/05/2018	(28,002.00)	32.50

Icahn Partners LP	01/31/2018	(164,317.00)	$ 35.05
Icahn Partners LP	02/01/2018	(238,550.00)	33.76
Icahn Partners LP	02/02/2018	(2,151.00)	32.50
Icahn Partners LP	02/05/2018	(66,656.00)	32.50

Icahn Partners Master Fund LP	01/31/2018	(361,685.00)	$ 35.05
Icahn Partners Master Fund LP	02/01/2018	(160,946.00)	33.76
Icahn Partners Master Fund LP	02/02/2018	(1,475.00)	32.50
Icahn Partners Master Fund LP	02/05/2018	(45,353.00)	32.50

Item 7.  Material to be Filed as Exhibits

1.	Joint Statement dated February 12, 2018.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: February 12, 2018

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:  /s/ Edward E. Mattner
Name:  Edward E. Mattner
Title:  Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:  /s/ SungHwan Cho
Name:  SungHwan Cho
Title:  Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Amendment No. 8 to Schedule 13D – Xerox Corporation]

EXHIBIT 1

Contact:
Icahn Capital LP Susan Gordon (212) 702-4309	Deason Capital Services, LLC Jennifer Cole (214) 378 3600

CARL ICAHN AND DARWIN DEASON RELEASE
OPEN LETTER TO XEROX SHAREHOLDERS

Xerox's Two Largest Individual Shareholders Oppose Fuji's Scheme to Take Control of Xerox "Without Spending a Penny"

New York, New York, February 12, 2018 – Today Carl Icahn and Darwin Deason released the following open letter to the shareholders of Xerox Corporation (NYSE: XRX):

Fellow Shareholders:

Last week, Xerox and Fuji announced a scheme to transfer majority ownership and control of Xerox to Fuji in a transaction that dramatically undervalues Xerox and disproportionately favors Fuji. The transaction has a tortured, convoluted structure, but it was best summarized by Shigetaka Komori, Fuji's Chairman and CEO, when he boasted to the Nikkei Asian Review that the "scheme will allow us to take control of Xerox without spending a penny."

It really is a remarkable achievement by Fuji. Without putting up any cash, they will acquire majority control and ownership of a venerable American icon. In exchange, we – the existing Xerox shareholders – will receive (1) an additional, indirect 25% interest in a Fuji subsidiary that just last year disclosed a $360 million accounting scandal caused by a "culture of concealment"1 and Fuji's failure to have adequate management systems and (2) a one-time special dividend financed with our own assets.

There are a number of critical facts that we – the existing Xerox shareholders – must keep in mind as we evaluate this transaction. As a starting point, we must understand that if this deal is consummated we will no longer be Xerox shareholders. Rather, we will be passive minority owners of a Fuji subsidiary – virtually powerless with respect to the future direction of our investment, with no opportunity to ever receive a true control premium for our shares. The structure reminds us of a timeless anecdote about two brothers who are bequeathed a vast estate. The older brother receives a 50.1% controlling stake and an instruction to keep the interests of his younger brother in mind. The younger brother receives a 49.9% minority stake and assurance that his older brother has been directed not to abuse his controlling position. Fast forward a few years, and you'll find the older brother living in a mansion and driving a Rolls-Royce while the younger brother lives in a shack and drives an old beat-up hatchback. Like the younger brother in that anecdote, we are similarly being asked to hope against hope that the meager minority protections negotiated by the Xerox Board of Directors will be sufficient to protect us against tyranny and abuse by our new controlling stockholder Fuji. However, we believe the history of interactions between Fuji and Xerox – until recently shrouded in mystery – should make all Xerox shareholders extremely skeptical that oppression of the minority will not occur in the future. Additionally, last year's massive accounting scandal at Fuji Xerox should make us all extremely nervous (to say the least) about trusting Fuji with our capital.

Beyond the issues of control and governance of our investment going forward, the fundamental economics of this transaction also disproportionately favor Fuji at our expense. When we sketch out the financials of the deal, this is our conclusion: we – the existing Xerox shareholders – are selling approximately $535 million of normalized annual recurring cash flow2 for about $1.25 billion3. In other words, we are selling control of Xerox for a cash flow multiple barely exceeding 2.3x. In addition, we are also surrendering half of all potential future dividend growth. When considered with these economics in mind, the transaction looks like another depressing display of incompetence by a Xerox Board of Directors with no real skin in the game.

The purported justification for the paltry (and downright offensive) cash flow multiple is $1.7 billion in projected total cost savings that we will supposedly realize as minority owners of a Fuji-controlled Xerox. However, as they sang in Porgy and Bess, "it ain't necessarily so." In order for the projected synergies to be realized, Fuji will need to smoothly integrate Xerox, and if history is any guide, that integration will be anything but smooth (as the Nikkei Asian Review pointed out after interviewing Komori, "Japan's corporate history is littered with stories about foreign takeovers going awry."). Xerox itself acknowledges in the press release announcing the deal that we should not assume that the projected synergies will ever be achieved,4 and the reality is that the most readily achievable synergies – the ones we can actually be confident will be realized – are cost savings that could and should be achieved without consummating this transaction. To wit, it is common knowledge that the Fuji Xerox joint venture has yet to undergo any sort of significant restructuring (which, in and of itself, casts further doubt on Fuji's management capabilities), and as a result, there is substantial low hanging fruit that could be captured with a thorough cost cutting program at that level, which would benefit both Fuji and Xerox independently without this transaction. But even if you assume we are 100% wrong about the projected synergies – even if you assume that all of the purported synergies will be achieved and would not otherwise be possible in the absence of this transaction – that still cannot possibly justify giving away control (which we cannot emphasize enough, can only happen once) without receiving a premium.

Sadly, as we all know, this is not the first time Xerox has negotiated a dreadful deal with Fuji. In connection with the deal announcement, Xerox finally disclosed the agreements governing the Fuji Xerox joint venture – agreements we believe they have intentionally withheld from shareholders for years despite clear legal rules requiring disclosure.5 Even a cursory review of these documents lays bare a critical fact that Xerox has hidden from its investors and the market for the last 17 years (yet, curiously enough, now uses to justify why we have no choice but to accept this deal) – the joint venture agreements severely limit Xerox's ability to pursue transformative strategic transactions (both on the buy side and sell side). That critical fact is the primary reason why last year's massive accounting scandal at Fuji Xerox is so significant – it presents by far the best opportunity to date (as far as we can tell) Xerox has ever had to get rid of this albatross. Because the myriad failures at Fuji that led to the massive accounting scandal almost certainly rise to the level of being a material breach of the joint venture agreements, Xerox could and should exercise its rights to terminate the agreements effective immediately, thereby gaining for itself unfettered access to a $36 billion Asia-Pacific market, including sole right to use the Xerox name and intellectual property in the region. It would be catastrophic for Fuji's printing business and a fantastic opportunity for Xerox to expand for its own benefit.

Nevertheless, as has been the case at Xerox throughout the past two decades, rather than pursue something challenging that could yield tremendous returns, the Board of Directors appears to have taken the path of least resistance and acquiesced to Fuji based on the advice of self-interested executives and advisors. But we demand – as is our right – accountability for these decisions. We demand complete and detailed disclosure of the advice given to the Board of Directors regarding terminating the joint venture, including copies and detailed explanations of all financial models and projections contemplating Xerox operating independently in a growing Asia-Pacific market. We demand complete and detailed disclosure of the efforts taken by Xerox to terminate (or even renegotiate) the terms of the joint venture as a result of last year's massive accounting scandal at Fuji Xerox. We demand complete and detailed disclosure of the steps taken by Xerox and its advisors to solicit and evaluate indications of interest from parties other than Fuji during the 46 days they spent negotiating this transaction, including a description of the feedback received from each contacted party regarding the change of control provisions in the joint venture agreements.

Despite decades of mismanagement, Xerox is still an iconic brand with a valuable portfolio of over 12,000 patents and an impressive list of loyal customers. As the original pioneer in the copier space, the Company has historically been #1 in terms of market share across multiple segments in an $85 billion addressable market, including large enterprise Managed Print Services (MPS) and Centralized Print Services, A3 Multi-Function Printers (MFPs) and Production Cut Sheet (Color and B&W). However, because of poor corporate management and a "do nothing" Board of Directors, Xerox has failed to keep pace with the market. Consumers and businesses have changed. Digital adoption has paved the way for increased collaboration between people and groups. The way we share information has evolved, and instead of leading the digital transformation, Xerox's complacency has provided an opening for competitors to eat away at its market share in A3 MFPs and high-end production, while Xerox chased the A4 MFP market, where it had to play catch-up to stronger and more established competitors. That critical error has been evident over the past three years as revenue and margins have continued to decline.

Nonetheless, there is still great opportunity for Xerox to create enormous value for shareholders, and it does not involve selling control to Fuji without a premium. Rather, it entails freeing the company from the shackles of the Fuji Xerox joint venture and bringing in leadership with the vision and operational expertise to revive the company – leadership that will, among other things, (i) reinvigorate the portfolio towards software, security and services while maintaining the existing dominant market share position by leveraging the company's strong position in the higher-end enterprise market, (ii) focus the distribution and channel networks to target and grow sales to small and medium sized businesses (the current model creates channel conflict with competing sellers, thereby diluting their differentiation, incurring duplicative operating expenses and sacrificing margin), and (iii) optimize the organizational and operating structure to be more competitive. While the current management team has presented cost-cutting measures to offset the current revenue trajectory of "mid-single digit" annual declines, so far that has not translated into improved operating margins. As a result, there's likely significant potential for value creation simply by reevaluating the current cost structure and identifying cost savings that will actually impact the bottom line. But beyond portfolio reinvigoration, focused distribution and cost-cutting, Xerox desperately needs (and this is another point that cannot be emphasized enough) leadership that can develop a strategy to commercialize and monetize the intellectual property developed at PARC. Xerox PARC scientists have been responsible for some of the world's most notable technological innovations, including the modern personal computer, the graphical user interface (featuring windows and icons) and the mouse. Yet Xerox squandered those opportunities, even as the innovations themselves spawned entire new platforms and industries – turning people like Steve Jobs and Bill Gates into household names. New leadership, both in the C-suite and on the Board of Directors, could ensure that those types of opportunities never get squandered again.

However, none of the above-described value creation will be possible if we – the existing Xerox shareholders – allow this Board of Directors to cede control of our company to Fuji. Nor will it be possible if we simply vote the deal down and allow this Board of Directors to remain in control of Xerox. They have proven time and time again to be nothing more than ostriches burying their heads in the sand while the world slowly falls apart around them. They kept Ursula Burns on as Chairman and CEO for years after it was obvious to everyone else that she was not up to the task (indeed in 2014 she was ranked number 4 on Time Magazine's list of "9 CEOs With the Absolute Worst Reputations"). And when she finally agreed to retire the Board amazingly gave the job to Jeff Jacobson, one of her acolytes. Now, when it should be clear that Xerox must act quickly to remove and replace Jeff Jacobson and move away from Fuji, this Board of Directors has instead doubled-down on both.

To put it simply, the current Board of Directors has overseen the systematic destruction of Xerox, and, unless we do something, this latest Fuji scheme will be the company's final death knell. We urge you – our fellow shareholders – do not let Fuji steal this company from us. There is still tremendous opportunity for us to realize value on our own if we bring in the right leadership.

Vote against the Fuji scheme to send a clear message that we will not be fooled into giving up control of our company for $9.80 in cash.

Sincerely yours,

Carl Icahn Darwin Deason

*****

Additional Information and Where to Find it;
Participants in the Solicitation

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BETWEEN XEROX CORPORATION AND FUJIFILM HOLDINGS CORPORATION (THE "TRANSACTION") AND/OR FOR USE AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS OF XEROX CORPORATION (THE "ANNUAL MEETING") WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE TRANSACTION AND/OR THE ANNUAL MEETING WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 2018.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF XEROX SECURITIES, THE CONSIDERATION TO BE RECEIVED BY XEROX SHAREHOLDERS IN THE TRANSACTION AND CERTAIN ACTIONS THAT XEROX'S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. GIVEN XEROX'S HISTORY OF INADEQUATE PUBLIC DISCLOSURE, THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. XEROX'S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

THIS LETTER ALSO REFERENCES THE SIZE OF OUR RESPECTIVE CURRENT HOLDINGS OF XEROX SECURITIES RELATIVE TO OTHER HOLDERS OF SUCH SECURITIES. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING XEROX WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in Xerox's public filings, including the public filings related to the Transaction. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

1 Page 69 of the report of Fuji's independent investigation committee (the "Fuji Report"), available at http://www.fujifilmholdings.com/en/pdf/investors/library/ff_announcement_20170621_001.pdf.
2 Equal to (i) one-half of Xerox's 2017 cash flow (not including any cash flow attributable to the Fuji Xerox joint venture) minus (ii) one-quarter of the 2017 cash flow of the Fuji Xerox joint venture (since pro forma we will own an additional 25% of the joint venture). For this purpose, we estimate Xerox's 2017 cash flow to be approximately $1,300 million based on the following: approximately $1,316 million of 2017 Adjusted Operating Income (as disclosed on page 26 of Xerox's Fourth Quarter 2017 Earnings Presentation dated January 31, 2018) plus approximately $527 million of Depreciation and Amortization in 2017 (as disclosed on Page 9 of Xerox's earnings press release dated January 31, 2018) minus $53 million of Amortization of Intangible Assets in 2017 (as disclosed on page 21 of Xerox's Fourth Quarter 2017 Earnings Presentation dated January 31, 2018) yields 2017 Adjusted EBITDA of approximately $1,790 million (which is consistent with how Xerox calculates Adjusted EBITDA, per footnotes 1 and 2 on page 25 of Xerox's presentation announcing the transaction dated January 31, 2018). We then subtract (i) $115 million of cash flow attributable to the one-quarter of the Fuji Xerox joint venture we currently own and will continue to own after the transaction (as disclosed on page 26 of Xerox's presentation announcing the transaction dated January 31, 2018), (ii) $175 million of annual capital expenditures (based on guidance on page 35 of Xerox's Second Quarter 2017 10-Q) and (iii) annual interest expense of approximately $200 million (based on the weighted-average cost of Xerox's total corporate indebtedness) to get to 2017 cash flow for Xerox (not including any cash flow attributable to the Fuji Xerox joint venture) of approximately $1,300 million. We estimate one-quarter of the 2017 cash flow of the Fuji Xerox joint venture to be approximately $115 million based on the disclosure on page 26 of Xerox's presentation announcing the transaction dated January 31, 2018.
3 Equal to (i) the $2.5 billion one-time special dividend minus (ii) one-half of the $2.5 billion of debt incurred to finance it (since the new combined company, of which we will own approximately one-half, will be on the hook for it).
4 "[T]he parties may be unable to achieve expected synergies and operating efficiencies in the transactions within the expected time frames or at all".
5 We will gladly retract the claim that disclosure was required if the Company's legal counsel at Paul, Weiss, Rifkind, Wharton & Garrison LLP – or any reputable legal counsel for that matter – issues an unqualified legal opinion that these agreements are neither material nor required to be disclosed under U.S. securities laws.